Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO Callie A. Tomasso, Investor Relations (561) 627-7171

February 26, 2020

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2020 FOURTH QUARTER AND ANNUAL RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, February 26, 2020 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended January 25, 2020.

Fourth Quarter Fiscal 2020 Highlights

•
Contract revenues of $737.6 million for the quarter ended January 25, 2020, compared to $748.6 million for the quarter ended January 26, 2019. Contract revenues for the quarter ended January 25, 2020 increased 1.3% on an organic basis after excluding $20.4 million in contract revenues from storm restoration services for the quarter ended January 26, 2019.

•
Non-GAAP Adjusted EBITDA of $44.5 million, or 6.0% of contract revenues, for the quarter ended January 25, 2020, compared to $59.8 million, or 8.0% of contract revenues, for the quarter ended January 26, 2019.

•
On a GAAP basis, net loss was $11.2 million, or a loss of $0.35 per common share, for the quarter ended January 25, 2020, compared to net loss of $12.1 million, or a loss of $0.38 per common share, for the quarter ended January 26, 2019. Non‑GAAP Adjusted Net Loss was $7.2 million, or a loss of $0.23 per common share, for the quarter ended January 25, 2020, compared to Non-GAAP Adjusted Net Income of $3.2 million, or $0.10 per Non-GAAP Adjusted Diluted Share, for the quarter ended January 26, 2019.

•
During the quarter ended January 25, 2020, the Company reduced net debt by approximately $176.3 million by repaying $108.6 million of borrowings on the Senior Credit Facility, purchasing $25.0 million of principal amount of the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) at a discount for $24.3 million, and increasing cash. As of January 25, 2020, the Company had cash and equivalents of approximately $54.6 million, no outstanding borrowings on its revolving line of credit, $444.4 million of term loans outstanding and $460.0 million principal amount of Notes outstanding.

Fiscal 2020 Highlights

•
Contract revenues of $3.340 billion for the fiscal year ended January 25, 2020, compared to $3.128 billion for the fiscal year ended January 26, 2019. Contract revenues for the fiscal year ended January 25, 2020 increased 8.3% on an organic basis after excluding contract revenues from an acquired business that was not owned for the full period in both the current and prior year periods and contract revenues from storm restoration services. Contract revenues from that acquired business were $26.6 million for the fiscal year ended January 25, 2020, compared to $29.6 million for the fiscal year ended January 26, 2019. Contract revenues from storm restoration services were $4.7 million for the fiscal year ended January 25, 2020, compared to $42.9 million for the fiscal year ended January 26, 2019.

•
Non-GAAP Adjusted EBITDA of $310.0 million, or 9.3% of contract revenues, for the fiscal year ended January 25, 2020, compared to $330.0 million, or 10.5% of contract revenues, for the fiscal year ended January 26, 2019.

•
On a GAAP basis, net income was $57.2 million, or $1.80 per common share diluted, for the fiscal year ended January 25, 2020, compared to $62.9 million, or $1.97 per common share diluted, for the fiscal year ended January 26, 2019. Non-GAAP Adjusted Net Income was $72.4 million, or $2.27 per common share diluted, for the fiscal year ended January 25, 2020, compared to $88.5 million, or $2.78 per Non-GAAP Adjusted Diluted Share, for the fiscal year ended January 26, 2019.

Outlook

The Company also announced its outlook for the fiscal quarter ending April 25, 2020. The Company currently expects total contract revenues for the fiscal quarter ending April 25, 2020 to range from $730 million to $780 million. On a GAAP basis, loss per common share for the fiscal quarter ending April 25, 2020 is expected to range from $(0.20) to $(0.03) and Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share is expected to range from $(0.09) to $0.08. Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share guidance excludes $4.9 million of pre-tax interest expense, or $0.11 per common share on an after-tax basis, for the non‑cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021. A reconciliation of Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share guidance provided for the fiscal quarter ending April 25, 2020, along with reconciliations of other Non-GAAP measures, is included within the press release tables. Additional information on the Company’s outlook is provided in the presentation materials available on the Company’s website posted in connection with the conference call referenced below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2020 fourth quarter results on Wednesday, February 26, 2020 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company's Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (844) 291-6362 ( United States) or (234) 720-6995 (International) with the participant code 5156533 ten minutes before the conference call begins and ask for the “Dycom Results” conference call. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Friday, March 27, 2020.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending April 25, 2020 found under the “Outlook” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” sections of this release. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 25, 2020	January 26, 2019
ASSETS
Current assets:
Cash and equivalents	$54,560	$128,342
Accounts receivable, net	817,245	625,258
Contract assets	253,005	215,849
Inventories	98,324	94,385
Income tax receivable	3,168	3,461
Other current assets	31,991	29,145
Total current assets	1,258,293	1,096,440

Property and equipment, net	376,610	424,751
Operating lease right-of-use assets[1]	69,596	—
Goodwill and other intangible assets, net	465,694	486,874
Other	47,438	89,438
Total non-current assets	959,338	1,001,063
Total assets	$2,217,631	$2,097,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,612	$119,485
Current portion of debt	22,500	5,625
Contract liabilities	16,332	15,125
Accrued insurance claims	38,881	39,961
Operating lease liabilities[1]	26,581	—
Income taxes payable	344	721
Other accrued liabilities	98,775	104,074
Total current liabilities	323,025	284,991

Long-term debt	844,401	867,574
Accrued insurance claims - non-current	56,026	68,315
Operating lease liabilities - non-current[1]	43,606	—
Deferred tax liabilities, net - non-current	75,527	65,963
Other liabilities	6,442	6,492
Total liabilities	1,349,027	1,293,335

Total stockholders’ equity	868,604	804,168
Total liabilities and stockholders’ equity	$2,217,631	$2,097,503

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019
Contract revenues	$737,603	$748,619	$3,339,682	$3,127,700

Costs of earned revenues, excluding depreciation and amortization[2]	633,203	633,279	2,779,730	2,562,392
General and administrative[3,4]	60,976	73,540	254,590	269,140
Depreciation and amortization	46,615	45,909	187,556	179,603
Total	740,794	752,728	3,221,876	3,011,135

Interest expense, net[5]	(12,620)	(12,447)	(50,859)	(44,369)
Loss on debt extinguishment[6]	(76)	—	(76)	—
Other income, net	554	1,157	11,665	15,842
(Loss) income before income taxes	(15,333)	(15,399)	78,536	88,038

(Benefit) provision for income taxes[7]	(4,144)	(3,345)	21,321	25,131

Net (loss) income	$(11,189)	$(12,054)	$57,215	$62,907

(Loss) earnings per common share:

Basic (loss) earnings per common share	$(0.35)	$(0.38)	$1.82	$2.01

Diluted (loss) earnings per common share	$(0.35)	$(0.38)	$1.80	$1.97

Shares used in computing (loss) earnings per common share:
Basic	31,549,417	31,359,765	31,498,474	31,250,376

Diluted[8,9]	31,549,417	31,359,765	31,821,782	31,990,168

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH (DECLINE) %’s

	Contract Revenues - GAAP	Revenues from acquired businesses[10]	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - (Decline) Growth %	Non-GAAP - Organic Growth %
Quarter Ended January 25, 2020	$737,603	$—	$—	$737,603	(1.5)%	1.3%

Quarter Ended January 26, 2019	$748,619	$—	$(20,409)	$728,210

Fiscal Year Ended January 25, 2020	$3,339,682	$(26,644)	$(4,716)	$3,308,322	6.8%	8.3%

Fiscal Year Ended January 26, 2019	$3,127,700	$(29,555)	$(42,888)	$3,055,257

NET (LOSS) INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019
Reconciliation of net income (loss) to Non-GAAP Adjusted EBITDA:
Net (loss) income	$(11,189)	$(12,054)	$57,215	$62,907
Interest expense, net	12,620	12,447	50,859	44,369
(Benefit) provision for income taxes	(4,144)	(3,345)	21,321	25,131
Depreciation and amortization	46,615	45,909	187,556	179,603
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	43,902	42,957	316,951	312,010
Gain on sale of fixed assets	(1,094)	(2,192)	(14,879)	(19,390)
Stock-based compensation expense	1,584	1,910	10,034	20,187
Loss on debt extinguishment[6]	76	—	76	—
Charge for (recovery of) accounts receivable and contract assets[4]	—	17,157	(10,345)	17,157
Q1-20 charge for warranty costs[2]	—	—	8,200	—
Non-GAAP Adjusted EBITDA	$44,468	$59,832	$310,037	$329,964

Contract revenues	$737,603	$748,619	$3,339,682	$3,127,700
Non-GAAP Adjusted EBITDA % of contract revenues	6.0%	8.0%	9.3%	10.5%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET (LOSS) INCOME, NON-GAAP ADJUSTED NET (LOSS) INCOME, DILUTED (LOSS) EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED (LOSS) EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 25, 2020	January 26, 2019	January 25, 2020	January 26, 2019
Reconciliation of net (loss) income to Non-GAAP Adjusted Net (Loss) Income:
Net (loss) income	$(11,189)	$(12,054)	$57,215	$62,907

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	5,097	4,881	20,112	19,103
Q1-20 charge for warranty costs[2]	—	—	8,200	—
Charge for (recovery of) accounts receivable and contract assets[4]	—	17,157	(10,345)	17,157
Impact on stock-based compensation expense from non-cash charge for accounts receivable and contract assets[11]	—	(1,851)	—	(1,851)

Tax Adjustments:
Tax expense for the vesting and exercise of share-based awards	255	371	1,056	371
Tax expense related to previous tax year filing	—	—	1,092	—
Tax effect of pre-tax adjustments	(1,402)	(5,257)	(4,941)	(9,168)
Total adjustments, net of tax	3,950	15,301	15,174	25,612

Non-GAAP Adjusted Net (Loss) Income	$(7,239)	$3,247	$72,389	$88,519

Reconciliation of diluted (loss) earnings per common share to Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share:
GAAP diluted (loss) earnings per common share	$(0.35)	$(0.38)	$1.80	$1.97
Total adjustments, net of tax and dilutive share effect of Notes[9]	0.13	0.49	0.48	0.82
Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share	$(0.23)	$0.10	$2.27	$2.78

Shares used in computing Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share:
GAAP diluted shares	31,549,417	31,359,765	31,821,782	31,990,168
Adjustment for economic benefit of note hedge related to Notes[9]	—	—	—	(183,799)
Adjustment for dilutive common stock equivalents[12]	—	418,695	—	—
Non-GAAP Adjusted Diluted Shares[9]	31,549,417	31,778,460	31,821,782	31,806,369

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED LOSS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED (LOSS) EARNINGS PER COMMON SHARE

Quarter Ending
April 25, 2020

GAAP diluted loss per common share[13]	$(0.20) - $(0.03)

Adjustment:
Addback of after-tax non-cash amortization of debt discount on Notes[14]	0.11

Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share[13]	$(0.09) - $0.08

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•
Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•
Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•
Non-GAAP Adjusted Net Income (Loss) - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

•
Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income (Loss) divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income (Loss) and Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share:

•
Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $0.1 million for extinguishment of debt in connection with the purchase of $25.0 million aggregate principal amount of its 0.75% convertible senior notes due September 2021 for $24.3 million during the quarter ended January 25, 2020. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results.

•
Charge for (recovery of) previously reserved accounts receivable and contract assets - During the quarter and fiscal year ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization. During the fiscal year ended January 25, 2020, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•
Impact on stock-based compensation expense from non-cash charge for accounts receivable and contract assets - The Company excludes the impact on stock-based compensation expense from the non-cash charge for accounts receivable and contract assets from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•
Q1-20 charge for warranty costs - During the fiscal year ended January 25, 2020, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•
Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•
Tax impact of previous tax year filing - During the fiscal year ended January 25, 2020, the Company recognized an income tax expense of $1.1 million in the second quarter on a previous tax year filing. The Company has excluded this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•	Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s effective tax rate used for financial planning for the applicable period.

Notes

1 The Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842), effective January 27, 2019, the first day of fiscal 2020. On adoption, the Company recognized approximately $71.0 million of operating lease right-of-use assets and corresponding operating lease liabilities on its condensed consolidated balance sheet for its operating leases with terms greater than twelve months.
2 During the fiscal year ended January 25, 2020, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.
3 Includes stock-based compensation expense of $1.6 million and $1.9 million for the quarters ended January 25, 2020 and January 26, 2019, respectively, and $10.0 million and $20.2 million for the fiscal year ended January 25, 2020 and January 26, 2019, respectively.
4 During the fourth quarter of the fiscal year ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization. During the first quarter of the fiscal year ended January 25, 2020, the Company recognized $10.3 million of pre-tax income from the recovery of these previously reserved accounts receivable and contract assets based on collections from the customer.
5 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $5.1 million and $4.9 million for the quarters ended January 25, 2020 and January 26, 2019, respectively, and $20.1 million and $19.1 million for the fiscal years ended January 25, 2020 and January 26, 2019, respectively.
6 During the quarter ended January 25, 2020, the Company purchased, through open-market transactions, $25.0 million aggregate principal amount of its 0.75% convertible senior notes due September 2021 for $24.3 million, resulting in a remaining principal amount of $460.0 million outstanding. After the write-off of associated debt issuance costs, the net loss on extinguishment was $0.1 million.
7 For the the fiscal year ended January 25, 2020, the provision for income taxes included $1.1 million recognized in the second quarter related to a previous tax year filing. For the quarter and fiscal year ended January 25, 2020, the provision for income taxes also included $0.3 million and $1.0 million, respectively, of income tax expense for the vesting and exercise of share-based awards.
8 Diluted shares for the quarters ended January 25, 2020 and January 26, 2019 exclude common stock equivalents related to share-based awards as their effect would be anti-dilutive.
9 During the first and second quarters of fiscal 2019, the Company’s average stock price exceeded the $96.89 conversion price of its Notes. As a result, diluted shares used in computing diluted earnings per common share for the fiscal year ended January 26, 2019 include approximately 0.2 million weighted shares of potential dilution from the embedded conversion feature in the Notes. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. For the fiscal year ended January 26, 2019, Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive share effect of the Notes.
10 Amounts for the fiscal year ended January 25, 2020 and January 26, 2019 represent contract revenues from an acquired business that was not owned for the full period in both the current and prior year periods.
11 As a result of the pre-tax non-cash charge for accounts receivable and contract assets recognized during the quarter ended January 26, 2019, the Company’s stock-based compensation expense was reduced by approximately $1.9 million for the quarter and fiscal year ended January 26, 2019.
12 For the quarter ended January 26, 2019, GAAP diluted shares excludes 418,695 common stock equivalents related to share-based awards as their effect would be antidilutive. Non-GAAP Adjusted Diluted Shares includes the dilutive effect of these additional shares.
13 GAAP loss per common share and Non-GAAP Adjusted Loss per Common Share for the quarter ending April 25, 2020 is calculated using 31.6 million shares, which excludes common stock equivalents related to share-based awards as their effect would be anti-dilutive. Non-GAAP Adjusted Diluted Earnings per Common Share is calculated using 31.8 million shares.
14 The Company expects to recognize approximately $4.9 million in pre-tax interest expense during the quarter ending April 25, 2020 for the non-cash amortization of the debt discount associated with the Notes.